Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Uxin Limited of our report dated July 31, 2024 relating to the financial statements, which appears in Uxin Limited’s Annual Report on Form 20-F for the fiscal year ended March 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

August 6, 2024